UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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August Technology Corporation
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Filed by August Technology Corporation

Pursuant to Rule 14a-12 Under the Securities Exchange Act of 1934

SEC S-4 Registration Statement No. 333-127371

Commission File No. 000-30637

ISS and Glass Lewis Recommend August Technology Shareholders Vote in Favor of Rudolph Technologies and August Technology Proposed Merger

BLOOMINGTON, MN — February 3, 2006 - August Technology Corporation (NASDAQ: AUGT), a leading supplier of inspection and defect analysis solutions for the microelectronic industries, announced today that Institutional Shareholder Services Inc. (ISS) and Glass Lewis have recommended that August Technology shareholders vote in favor of the proposed merger with Rudolph Technologies, Inc.  August Technology will be holding a special meeting of shareholders on February 15, 2006 for its shareholders of record on January 5, 2006.  ISS and Glass Lewis are widely recognized as the nation’s leading independent proxy voting and corporate governance advisory firms. Their analyses and recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the United States.

Jeff O’Dell, Chairman and CEO of August Technology Corporation, said, “We are very pleased that ISS and Glass Lewis, both highly respected and independent proxy voting advisory firms, support the Rudolph Technologies/August Technology merger.  The recommendations of ISS and Glass Lewis reaffirm our belief that the merger between August Technology and Rudolph Technologies makes sense and that we are on the right track to build a leading global competitor in both metrology and macro defect inspection.”

On June 28, 2005, Rudolph signed a definitive merger agreement with August Technology. The transaction was unanimously approved by the board of directors of both companies and received notification on July 9, 2005 of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. On January 17, 2006, the SEC declared the S-4 Registration Statement concerning the merger agreement effective. The merger requires approval by each company’s shareholders. Rudolph Technologies and August Technology have scheduled their respective shareholders meeting to vote on the merger on February 15, 2006 and expect to close shortly thereafter.

About August Technology

August Technology’s automated inspection and data analysis solutions provide critical product and process enhancing information, which enables microelectronic device manufacturers to drive down costs and time to market. With the first all-surface advanced macro inspection solution, August Technology has incorporated frontside, backside and wafer edge inspection in a single system. Following detection, August Technology’s decision tools correlate the defect data across surfaces and provide the comprehensive information necessary for device manufacturers to make process-enhancing decisions. Headquartered in Bloomington, Minnesota, August Technology supports its customers with a worldwide sales and service organization. Additional information can be found on the company’s web site at www.augusttech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements that (i) we are on the right track to build a leading global competitor and (ii) Rudolph and August Technology expect to close the merger shortly after February 15, 2006.  August Technology wishes to take advantage of the “safe harbor” provided for by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the control of August Technology. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: (1) the merger agreement and the transactions contemplated thereby may not be approved by the companies’ shareholders; (2) conditions to the closing of the transaction may not be satisfied; (3) the businesses of Rudolph and August may not be integrated successfully, which may result in the combined company not operating as effectively and efficiently as expected or such integration may be more difficult, time-consuming or costly than expected; (4) expected combination benefits from the merger may not be fully realized or realized within the expected time frame; (5) revenues following the merger may be lower than expected; (6) costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the consummation of the merger, or the effects of purchase accounting may be different from the companies’ expectations; (7) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (8) the businesses of the companies may suffer as a result of uncertainty surrounding the transaction; (9) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (10) changes in or an inability to execute our business strategy.  August Technology cannot guarantee future results, levels of activity, performance, or achievements.  Additional factors that may affect the future results of Rudolph and August Technology are set forth in their respective Form 10-K reports for the year ended December 31, 2004 and subsequent filings of Form 10-Q and Form 8-K with the Securities and Exchange Commission (“SEC”), which are available at http://www.sec.gov, the SEC’s website, and at the companies’ websites, which are http://www.rudolphtech.com and http://www.augusttech.com, respectively. These factors are updated from time to time through the filing of reports and registration statements with the SEC.

Additional Information and Where to Find It

Rudolph and August Technology have filed with the SEC, a definitive Joint Proxy Statement/Prospectus and other documents regarding the proposed merger described in this press release. This Joint Proxy Statement/Prospectus will be sent to all security holders of Rudolph and August Technology seeking their approval of the transaction. Investors are urged to read the Joint Proxy Statement/Prospectus, which contains important information, including detailed risk factors. This Joint Proxy Statement/Prospectus and other documents filed by Rudolph and August Technology with the SEC are available at http://www.sec.gov, the SEC’s website, and at the companies’ websites, which are http://www.rudolphtech.com and http://www.augusttech.com, respectively. In addition, investors may obtain free copies of the documents filed with the SEC by Rudolph or August Technology, without charge, by calling The Proxy Advisory Group of Strategic Surveillance, LLC at (866) 657-8728 or (212) 850-8150. Investors are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

Participants in the Solicitation

Rudolph, August Technology and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of August Technology and the stockholders of Rudolph, as the case may be, in connection with the proposed merger. Information about those executive officers and directors of Rudolph and their ownership of Rudolph common stock is set forth in the proxy statement for Rudolph’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2005. Information about the executive officers and directors of August Technology and their ownership of August Technology common stock is set forth in the proxy statement for August Technology’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2005. Investors and security holders may obtain additional information regarding the direct and indirect interests of Rudolph, August Technology and their respective executive officers and directors in the proposed merger by reading the Joint Proxy Statement/Prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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For more information please contact:

August Technology Corporation

Stan Piekos, CFO

 (952) 259-1672

Stan.piekos@augusttech.com

Virginia Becker, Communications

 (952) 259-1647

virginia.becker@augusttech.com